Board of Directors
     September 29, 1999





                                                           EXHIBIT 5.1

                 [LETTERHEAD OF HENSON & EFRON, P.A.]




                       September 29, 1999



Board of Directors
Pentair, Inc.
1500 County Road B2 West
St. Paul, Minnesota  55113

Ladies and Gentlemen:

     We are acting as counsel to Pentair, Inc., a Minnesota corporation (the "Company"), in connection with its registration statement on Form S-3, as amended and supplemented (SEC File No. 333-80159) (the "Registration Statement"), filed with the Securities and Exchange Commission on June 7, 1999, as amended, relating to the proposed public offering of up to $700,000,000 in aggregate amount of one or more series of the Company's securities, which securities may include any or all of the Company's
(i) shares of common stock, par value $.16 2/3 per share including rights attached thereto to purchase shares of Common Stock pursuant to the Rights Agreement dated as of July 31, 1995 (collectively the "Common Stock"); or (ii) debt securities (the "Debt Securities"), all of which Common Stock and Debt Securities may be offered and sold from time to time on a continuous or delayed basis as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is rendered in connection with the proposed public offering of up to 6,325,000 shares of the Company's Common Stock (the "Shares") as described in the Registration Statement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.   The Registration Statement;

     2. The Amended and Restated Articles of Incorporation of the Company (the "Articles of Incorporation") as certified by the Secretary of State of the State of Minnesota on July 15, 1999 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect;

     3.   The  Amended  and Restated Bylaws of the  Company  (the
          "Bylaws"), as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect;

     4. The Underwriting Agreement dated September 29, 1999 (the "Underwriting Agreement") among the Company and Goldman Sachs & Co., J.P. Morgan Securities, Inc. Banc of America Securities, LLC and U.S. Bancorp Piper Jaffray Inc., individually and as representatives of the several underwriters named in Schedule I of the related Pricing Agreement dated September 29, 1999;

     5. Corporate proceedings of the Company relating to the filing by the Company of the Registration Statement, the execution of the Underwriting Agreement and related matters; and

     6. Such other documents and such mattes of law as we have deemed necessary in order to render this opinion.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. In giving this opinion, we also have relied as to certain matters on information obtained from public officials, officers of the Company and other sources we believe to be responsible. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     Our opinions expressed below are limited to the laws of the State of Minnesota and the State of New York and the federal laws of the United States of America.

     Based upon, subject to and limited by the foregoing, we are of the opinion that, following (i) issuance of the Shares pursuant to the terms of the Underwriting Agreement and (ii) receipt by the Company of the consideration for the Shares specified in the corporate proceedings relating to the Shares, the Shares will be validly issued, fully paid and non-assessable.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act.

                              Very truly yours,

                              HENSON & EFRON, P.A.


                              /s/ Henson & Efron, P.A.